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                                                                   Exhibit 16(c)
                              THE RBB FUND, INC.
                                n/i Portfolios
              Schedule for Computation of Performance Quotations
                                 Total Return

     AGGREGATE TOTAL RETURN = (ENDING REDEEMABLE VALUE/INITIAL PAYMENT) -
     --------------------------------------------------------------------
                                 1 OF $10,000
                                 ------------

For the Fiscal Period Ended August 31, 1997:

n/i Growth Fund aggregate total return = 37.69%
          37.69% = (13,768.75/10,000) - 1

n/i Growth and Value Fund aggregate total return = 49.11%
          49.11% = (14,910.91/10,000) - 1

n/i Micro Cap Fund aggregate total return = 58.41%
          58.41% = (15,840.52/10,000) - 1